UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report: February 26, 2013
(Date of earliest event reported)

Sterling Financial Corporation
(Exact name of Registrant as Specified in its Charter)

Washington	001-34696	91-1572822
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 North Wall Street, Spokane, Washington 99201
(Address of Principal Executive Offices and Zip Code)

(509) 358-8097
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)    On February 26, 2013, director Scott L. Jaeckel notified Sterling Financial Corporation ("Sterling") and its board of directors of his decision to not stand for re-election to Sterling's board of directors at the 2013 Annual Meeting of Shareholders. Mr. Jaeckel informed Sterling that his decision not to stand for re-election is not the result of any disagreement with Sterling on any matter relating to Sterling's operations, policies or practices. Mr. Jaeckel will continue to serve as a director until Sterling's Annual Meeting of Shareholders to be held on April 29, 2013. Pursuant to the terms of the Second Amended and Restated Investment Agreement between Sterling and Thomas H. Lee Partners, L.P. (“THL”) dated May 25, 2010, THL has a right, subject to the terms and conditions set forth therein, to appoint a successor board representative to Mr. Jaeckel. Although no such successor nominee has been appointed as of the date of this report, Sterling expects that THL will exercise its right to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
STERLING FINANCIAL CORPORATION
(Registrant)

March 4, 2013	By: /s/ Patrick J. Rusnak

Date	Patrick J. Rusnak
Chief Financial Officer